UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 21, 2011

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Enterprise Financial Services Corp (the “Company”) was held on April 21, 2011. The following proposals were submitted by the Board of Directors to a vote of the Company’s stockholders and the final results of the voting on each proposal is noted below. Proxies were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. There was no solicitation in opposition to management’s nominees or proposals.

All nominees for Directors were elected with the following votes cast:

ELECTION OF DIRECTORS*

	For	Withheld	Broker Non-Votes
James J. Murphy, Jr.	8,389,895	188,534	2,824,920
Peter F. Benoist	8,383,336	195,093	2,824,920
Michael A. DeCola	8,378,370	200,059	2,824,920
William H. Downey	8,371,195	207,234	2,824,920
John S. Eulich	8,378,370	200,059	2,824,920
Robert E. Guest, Jr.	8,391,060	187,369	2,824,920
Lewis A. Levey	8,392,746	185,683	2,824,920
Birch M. Mullins	8,386,392	192,037	2,824,920
Brenda D. Newberry	8,367,680	210,749	2,824,920
John M. Tracy	8,378,370	200,059	2,824,920
Sandra A. Van Trease	8,368,180	210,249	2,824,920

*Vote tally for Directors is reported on a non-cumulative basis.

     Proposal A, concerning the ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for fiscal 2011 was approved by the stockholders with the following votes cast:

For	Against	Abstain
11,244,531	152,235	6,583

     Proposal B, an advisory (non-binding) vote on the Company’s executive compensation was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-votes
7,764,596	196,308	617,525	2,824,920

     The Company is obligated to submit its executive compensation to such advisory vote on an annual basis pursuant to the rules governing the Company’s participation in the Capital Purchase Program administered by the U.S. Department of the Treasury, therefore, the Company did not conduct a vote on the frequency of such shareholder advisory votes as would otherwise be required by section 14A(a)(2) of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

By:

Date: April 26, 2011		/s/ Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller